       10.17.001
                             MANAGEMENT AGREEMENT


     THIS AGREEMENT is hereby made effective thin 10th day of June, 1994,

between  INVESTORS  INSURANCE  GROUP,  Inc.  a  Florida Corporation,

(hereinafter referred to as "IIG") and INVESTORS MARKETING GROUP, INC., a

Florida Corporation (hereinafter referred to as "IMG") .

     WHEREAS,  IIG has the experience and personnel to render management and services to IMG and

     WHEREAS, IMG, is the National Marketing Agency for various insurance companies;

     WHEREAS IIG provides marketing and recruitment services for IMG; and

     WHEREAS, the parties hereto are desirous of reaching an agreement with regard to management and other related services.

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   MANAGEMENT AND OTHER SERVICES.     IIG shall provide the following

services to IMG to assist IMG in the furtherance of its duties as National

Marketing Agency. IMG agrees that will purchase the below services from IIG.

IIG agrees that during the term of this Agreement that it will provide through its personnel facilities and network of independent service providers the services required by IMG. The services contemplated to be sold and purchased hereunder are as follows:

          (1)   Senior Management Services
                (a)  Coordinate policy decisions
                (b)  Manage the business hierarchy
                (c)  Focus decision making personnel

          (2)   Accounting services
                (a)  General Accounting
                     (i)  Maintain general ledger
                     (ii) Maintain accounts receivable/payable
                     (iii)Handle all financial reporting
                (b)  Investment Accounting
                     (i)  Maintain investment reporting system
                     (ii) Handle all investment reporting

       10.17.002
          (3)   General Administrative services
                     (i)  Personal and payroll services
                     (ii) Office equipment and supplies - inventory
                          and supply
                     (iii)Miscellaneous office services

          (4)   Insurance Administrative Services
                (a)  New Business Services
                     (i)  Underwriting
                     (ii) Prepare and issue policies
                (b)  Policyholder Service
                     (i)  Maintain policies in force
                     (ii) Handle policyholder inquiries
                     (iii)Process policy claims, changes, etc.
                (c)  Agent services
                     (i)  Process new agent licensee
                     (ii) Maintain agent records

          (5)   Obtain and Coordinate External Professional Services
                (a)  Legal services
                (b)  Accounting services
                (c)  Actual services
                (d)  Investment advisor services
                (e)  Reinsurance company services

     (B)  IIG agrees that all information obtained by it in the course of rendering the aforementioned services shall at all times remain confidential.

IMG'S written permission shall be required to release any information to non-

affiliated persons or entities.  Notwithstanding the above, IIG shall be free to release information to any government agency, bureau or other office upon proper request and nothing herein shall prevent IIG from releasing any information in furtherance of its duties to provide the services  hereunder.

     (C)  Nothing herein shall prevent or prohibit IIG from providing management and other services to any other person or entity provided, however,

such duties do not interfere with IIG's obligations under this Agreement.


ARTICLE 2: RELATIONSHIP

     A.   IMG  and  IIG  are  independent  contractors.  Nothing contained in this Agreement or in any course of dealing between IMG and IIG, whether in the past or currently, shall be construed or interpreted to create an employer-

employee relationship between IMG's and IIG's employees and agents.




       10.17.003

     B.   IMG and IIG shall have full and free access at the home office of the other reasonable notice during normal business hours to inspect all books,

records, files and personnel directly related to the services provided hereunder.

     C.   IIG hereby agrees to indemnify and hold harmless IMG for any losses damages, fines, penalties or any other costs incurred by IMG as a result of any acts or omissions to act of IIG's officers, employees and independent service providers.

ARTICLES 3: TERMINATION

     A.   Term:   This Agreement shall be effective as of June 10, 1994. This

Agreement shall remain in effect until December 31, 1995. This Agreement shall automatically be renewed for successive one (1) year periods unless either party gives the other party sixty (60) days written notice of termination prior to the and of each term or period.

     B.   Other:  This Agreement may be terminated prior to the time specified in Subsection A. above, under any of the following circumstances:

                (i)  By any Party to this Agreement giving at any time ten

(10) business days written notice if there is a material breach of this

Agreement, which written notice shall specify the reasons for the termination.

This Agreement shall not terminate but continue in effect if the material breach is cured prior to the expiration of the ten (10) day notice period. If the material breach is not cured within the ten (10) day notice period, the non-breaching party can immediately terminate this Agreement by providing the breaching party notice of the immediate termination within seven (7) days of the expiration of the ten (10) day notice period .

                (ii) By any Party to this Agreement without notice or delay in the event of bankruptcy insolvency or receivership of any Party to this

Agreement or in the event of an assignment for the benefit of creditors by any

Party to this Agreement.

       10.17.004

                (iii)  Change in control of IIG.

     C.   No termination shall affect the rights of IIG to any compensation due to it pursuant to this Agreement.

     D.   In the event of the expiration or termination of Agreement, IIG agrees to deliver all IIG property to IMG and this to repay any existing indebtedness to IMG and conversely IMG shall pay any indebtedness it may then owe to IIG including, without limitation, all payments due under Article 4.

This contract shall automatically terminate in the event IIG ceases to do business as a corporation, in which case all compensation due and thereafter becoming due to IIG shall be payable to its successor or duly appointed representative .

ARTICLE 4 COMPENSATION

     For the management and other services provided hereunder IMG shall pay

IIC a monthly fee, to be determined annually based on budget projections of covered expenses, payable on the last day of each month. In addition, IMG agrees to pay IIG additional income for extraordinary services rendered hereunder. IMG shall reimburse IIG for its out-of-pocket costs and expenses it incurs to perform the services hereunder upon submission of an itemized account in forms prescribed by INS.

ARTICLE 5: NOTICE

     All notices, requests, demands and other communications called for in this Agreement shall be in writing and shall be deemed to have duly given when personally delivered or five (5)) days after being mailed by United States certified or registered mail, postage prepaid, addressed to the Parties, their successors in interest or their assigns,  at the following addresses or at such other addresses as the Parties may designate by written notice in the manner aforesaid:





       10.17.005

If to IMG:

Susan F. Powell
Senior Vice President
INVESTORS MARKETING GROUP, INC.
3030 Hartley Road
suite 390
Jacksonville, Florida 32257

If to IIG :

Mr. Melvin c. Parker
President
INVESTORS INSURANCE GROUP, INC.
7200 West Camino Real
suite 203
Boca Raton, Florida 33433

ARTICLE 6: LEGAL PROCEEDINGS

     Each party shall promptly notify the other Party of any complaint, legal proceeding, process, suit, hearings, threats of suit, subpoena or any other form of legal process from any state insurance  department  or  otherwise  in connection  with  any transaction covered by this Agreement. Each Party to this Agreement agrees to indemnify and hold the other party harmless for any and all monetary damages, costs and expense, including reasonable attorney's fees, incurred by the other party for any legal action pending or threatened wherein the liability is solely the result of an act or failure the act of the other party. Neither party shall have the authority to institute legal proceedings on behalf of the party without approval in advance by the other party in writing.

SECTION 7: DELEGATION OF DUTIES

     IIG may delegate any function to be performed by it hereunder to any wholly owned subsidiary or affiliate, or to a third party service provider,

provided it obtains the written consent of IMG to such delegation. Any such delegation shall not, however, relieve IIG of it's obligations under this

Agreement.





       10.17.006

SECTION 8: ENTIRE AGREEMENT

     This Agreement and any documents required to be delivered pursuant to the terms hereof present the entire agreement of the Parties  hereto  with respect to  the  subject  matter  hereof superseding all prior commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived except in writing signed by all or the Parties hereto. The failure of IIG or IMG to enforce any provision of this Agreement or any regulation they may promulgate shall not constitute a waiver thereof .


ARTICLE 9: APPLICABLE LAW

        This Agreement will be interpreted under the laws of the state of

Florida in Duval County. IMG and IIG shall abide by all that laws of any federal, state and city government, department or bureau having jurisdiction or supervision over the service to be provided hereunder the Product to be sold hereunder and the conduct of such business.


ARTICLE 10: PARTIAL INVALIDITY

        If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application or such provision shall not be affected thereby.


ARTICLE 11: WAIVER

     The waiver by IMG hereto of any breach or default shall not constitute a waiver of any different or subsequent breach or default.














       10.17.007


     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.


INVESTORS MARKETING GROUP, INC.


By:
     Susan F. Powell
     Senior Vice President


INVESTORS INSURANCE GROUP, INC.


By:
     Melvin C. Parker
     President